Exhibit 10.3
                        COMMUTATION AND RELEASE AGREEMENT


This Commutation and Release Agreement (hereinafter "Commutation Agreement") is entered into by and between Tower Insurance Company of New York, an insurance company organized under the laws of New York (hereinafter referred to as the "Company"), and PXRE Reinsurance Company, an insurance company organized under the laws of Connecticut (hereinafter referred to as the "Reinsurer").

WHEREAS, the Company and the Reinsurer have entered into a Quota Share Reinsurance Agreement, effective January 1, 2001, including Addenda No.1 and Notification letter dated May 20, 2002 thereto (hereinafter the "Reinsurance Agreement", a copy attached hereto as Exhibit "A") under which the Company ceded reinsurance business;

WHEREAS, the Company and the Reinsurer have agreed to terminate and commute the Reinsurance Agreement, effective June 28, 2006;

WHEREAS, the Company and the Reinsurer desire to fully and finally settle and commute all rights, obligations and liabilities, known and unknown, of each other under the Reinsurance Agreement;

NOW, THEREFORE, in order to effect a commutation and mutual release, the parties hereto agree to the following terms and conditions:

1. As consideration for the commutation of the Reinsurance Agreement, the Reinsurer shall pay to the Company $9,279,442 (nine million two hundred seventy nine thousand four hundred forty two dollars) as of the date of Commutation (such payment hereinafter referred to as the "Commutation Amount").

2. The Company shall accept the Commutation Amount as full and final settlement of any and all amounts due or claimed to be due from the Reinsurer to the Company and arising under, in respect of, or relating to the Reinsurance Agreement.

3. In consideration of and effective upon payment of the Commutation Amount, the Company, on behalf of itself, its affiliated companies, and its successors and assigns, shall release and forever discharge the Reinsurer and its affiliated companies, its successors and assigns, and its officers, directors, shareholders, employees and attorneys and their heirs, executors and assigns from any and all liabilities and
         obligations   arising  under,   in  respect  of,  or  relating  to  the
         Reinsurance Agreement, including but not limited to any and all premiums, claims, commissions, liabilities, demands, damages, costs, offsets, attorney's fees, and other causes of action, whether known or unknown, vested or contingent, liquidated or unliquidated, matured or unmatured, reported or unreported, and whether currently existing or arising in the future it being the intention of the Parties that this release operates as a full and final settlement of any and all of the Parties' respective obligations and liabilities under the Reinsurance Agreement.
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4.       The rights, duties, and obligations set forth herein shall inure to the benefit  of and be  binding  upon  any  and  all  officers,  directors,
         employees,   affiliates,   stockholders,    predecessors,   successors,
         liquidators, receivers or assigns of the parties hereto. Nothing in this Commutation Agreement is intended to benefit any third party.

5. The parties hereto expressly warrant and represent that they are corporations in good standing in their respective places of domicile; that the execution of this Commutation Agreement is fully authorized by each of them; that the person or persons executing this Commutation Agreement have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Commutation or any part thereof void, voidable, or unenforceable, except as provided for in section 1. above; that no authorization, consent or approval of any government entity (including, without limitation, the consent or approval of the Company's commutation by the New York State Insurance Department) is required to make this Commutation Agreement valid and binding upon them; and that no claim or loss being paid or settled under this Commutation Agreement has been previously assigned, sold or transferred to any other person or entity.

6. The parties, as between and among themselves, understand that they may have sustained damages or incurred obligations that may not yet be manifest and that are presently unknown, but nevertheless, the parties deliberately intend and do hereby release one another to the extent that this Commutation Agreement so provides. Furthermore, the parties expressly accept and assume the risk that the factual or legal assumptions made by either party in connection with this Commutation Agreement may be found hereafter to be different from the true facts or law, and the parties agree that this Commutation Agreement shall be and remain in full force and effect notwithstanding such differences in facts or law.

7. The parties specifically agree and acknowledge that the Commutation Amount is being paid in good faith and constitutes fair consideration for the discharge of amounts allegedly owing now or potentially owing in the future by the Reinsurer to the Company in respect of the Reinsurance Agreement.

8. Each party hereto has had the opportunity to negotiate the terms and modify the draftsmanship of this Commutation Agreement. Therefore, the terms of this Commutation Agreement shall be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Commutation Agreement against the interest of the drafter of the Commutation Agreement.

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9.       This Commutation  Agreement shall be interpreted  under and governed by the laws of the State of New York.

10. The failure of the parties to enforce any provision of this Commutation Agreement shall not be construed as a waiver of such provision or any other provision of this Commutation Agreement. No waiver of any provision of this Commutation Agreement shall be deemed a waiver of any of its other terms, nor shall such waiver constitute a continuing waiver.

11. In the event that any part of this Commutation Agreement should for any reason become or be found to be null, void, illegal or otherwise unenforceable, it shall be struck out to the extent that it is so null, void, illegal or unenforceable, and the remaining provisions of this Commutation Agreement shall remain in full force and effect, except as provided for in section 1. above. In the event that any court of competent jurisdiction renders a final, nonappealable order or ruling declaring this Agreement null and void in its entirety, it is mutually agreed by the Company and the Reinsurer that this Commutation Agreement shall be immediately rescinded and that each of the parties shall be restored to the position it was in just prior to the making of this Commutation Agreement.

12. This Commutation Agreement contains the entire agreement between the parties as respects the subject matter. All discussions and agreements previously entertained between the parties concerning the subject matter of the commutation are merged into this Commutation Agreement. This Commutation Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by duly authorized officers of the parties hereto.

13. This Commutation may be executed in multiple counterparts, each of which when so executed and delivered shall be considered an original, but such counterparts shall together constitute one and the same instrument and agreement.


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IN WITNESS  WHEREOF,  on this 28th day of June , 2006,  the parties  hereto have caused this Commutation and Release Agreement to be executed in duplicate by their duly authorized representatives.



For and on behalf of Tower Insurance Company of New York:

By:      Marina Contiero

Title:   Vice President




For and on behalf of PXRE Reinsurance Company

By:      Robert P. Myron

Title:   Executive Vice President and Chief Financial Officer



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                                    EXHIBIT A

                                    CONTRACTS


1. Quota Share Reinsurance Agreement between Tower Insurance Company of New York and PXRE Reinsurance Company, Effective January 1, 2001


a.       Addendum No. 1, Effective January 1, 2001

b. Notification letter dated May 20, 2002 regarding termination and/or cut-off


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